Exhibit 99.1
Resource Extraction Payment Report

This exhibit to Form SD presents payments made by ConocoPhillips to the U.S. federal government and foreign governments for the purpose of commercial development of oil and natural gas during the year ended December 31, 2023. The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (“the Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental and civic entities beyond the scope of the Rule.

Payments
Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which ConocoPhillips made payments during the reporting period are presented. In-kind payments are reported at cost or at fair value, as indicated in the tables below.

Currency
All payments are reported in US Dollars. Payments made in other currencies have been converted into US Dollars by translating the payment at the exchange rate existing at the time the payment was made or by using a weighted average of the exchange rates during the period.

Projects
Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of "onshore" or "offshore" and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil and natural gas, all with the extraction method of “well,” unless otherwise noted. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

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Exhibit 99.1
Payment Overview

	Payments in US Dollars (USD)
Country	Taxes	Royalties	Fees	Production Entitlements	Community and Social Responsibility	Total
Australia	$—	—	261,120	—	—	261,120
Cambodia	—	—	250,250	—	—	250,250
Canada	19,589,893	194,723,444	8,167,098	—	—	222,480,435
China	167,379,229	—	233,680	—	—	167,612,909
Libya	1,317,147,512	96,282,296	82,547	—	—	1,413,512,355
Malaysia	298,249,191	—	5,819,773	—	170,698	304,239,662
Norway	2,766,791,133	—	66,601,923	205,099,282	—	3,038,492,338
United Kingdom	14,545,955	—	238,121	—	—	14,784,076
United States	756,976,000	541,628,971	7,367,494	—	—	1,305,972,465
Total	$5,340,678,913	832,634,711	89,022,006	205,099,282	170,698	6,467,605,610

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Exhibit 99.1
Segment Reporting

Alaska Segment

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	84,131,603	3,743,984	87,875,587
Bureau of Land Management	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	—	473,282	473,282
	Onshore/US/US-AK/Oil/Natural Gas/Well	In-Kind[1]	—	1,401,818	1,401,818
Alaska Total			84,131,603	5,619,084	89,750,687
¹In-kind payments of $1,401,818 are reported at cost.

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Exhibit 99.1
Lower 48 Segment

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-AL/Oil/Natural Gas/Well	USD	$1,434	—	1,434
	Onshore/US/US-CO/Oil/Natural Gas/Well	USD	667	2,140	2,807
	Onshore/US/US-MT/Oil/Natural Gas/Well	USD	7,292	341	7,633
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	45,745,649	1,968	45,747,617
	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	382,587,759	42,456	382,630,215
	Onshore/US/US-OK/Oil/Natural Gas/Well¹	USD	(13,054)	—	(13,054)
	Onshore/US/US-UT/Oil/Natural Gas/Well	USD	567,501	640	568,141
	Onshore/US/US-WY/Oil/Natural Gas/Well	USD	755,366	2,426	757,792
	Offshore-Gulf of Mexico/US/US-LA/Oil/Natural Gas/Well	USD	27,072,624	—	27,072,624
Bureau of Land Management	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	—	1,547,819	1,547,819
	Onshore/US/US-NM/Caliche/Open Pit	USD	772,130	—	772,130
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	—	142,660	142,660
	Onshore/US/US-UT/Oil/Natural Gas/Well	USD	—	7,960	7,960
Lower 48 Total			$457,497,368	1,748,410	459,245,778
¹Estimate recoupment from prior year asset sales.

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Exhibit 99.1
Canada Segment

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Total
Government of Canada	Onshore/CA/CA-AB/Oil/Well	CAD	$—	—	95,880	95,880
Province of Alberta	Onshore/CA/CA-AB/Oil/Well	CAD	—	165,175,842	3,840,956	169,016,798
Province of British Columbia	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	1,857,305	29,547,602	1,970,061	33,374,968
Regional Municipality of Wood Buffalo	Onshore/CA/CA-AB/Oil/Well	CAD	17,732,588	—	—	17,732,588
Blueberry River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	675,692	675,692
Fort Mcmurray 468 First Nation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	649,875	649,875
Halfway River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	664,924	664,924
Heart Lake First Nation Consultation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	136,487	136,487
Metis Nation of Alberta Local Council 1935	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	133,223	133,223
Canada Total			$19,589,893	194,723,444	8,167,098	222,480,435

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Exhibit 99.1
Europe, Middle East and North Africa Segment

United Kingdom

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Fees	Total
HM Revenue & Customs	Offshore-North Sea/GB/GB-STT/Oil/Natural Gas/Well	GBP	$14,545,955	—	14,545,955
North Sea Transition Authority	Offshore-North Sea/GB/GB-NBL/Oil/Natural Gas/Well	GBP	—	238,121	238,121
United Kingdom Total			$14,545,955	238,121	14,784,076

Libya

	Payments in US Dollars (USD)
Government Entity	Project Name	Payment Currency	Taxes	Royalties	Fees	Total
Ministry of Oil and Gas	Onshore/LY/LY-WA/Oil/Natural Gas/Well	USD	$1,317,147,512	96,282,296	—	1,413,429,808
		LYD	—	—	82,547	82,547
Libya Total			$1,317,147,512	96,282,296	82,547	1,413,512,355

Norway

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Fees	Production Entitlements	Total
Sokkeldirektoratet	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	$—	62,516,730	—	62,516,730
	Offshore-Norwegian Sea/NO/NO-46/Oil/Natural Gas/Well	NOK	—	1,958,306	—	1,958,306
Skatteetaten	Entity Level Payment/NO	NOK	2,766,791,133	—	—	2,766,791,133
Petoro	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	In-Kind¹	—	—	205,099,282	205,099,282
Naeringslivets NOx Fond	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	—	2,126,887	—	2,126,887
Norway Total			$2,766,791,133	66,601,923	205,099,282	3,038,492,338
¹In-kind payments of $205,099,282 represent 2,555 MBOE valued at regional market prices.

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Exhibit 99.1
Asia Pacific Segment

Australia

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Fees	Total
Australia Tax Office	Onshore/AU/AU-QLD/Natural Gas/Well	AUD	$261,120	261,120
Australia Total			$261,120	261,120

China

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Fees	Total
Tianjin Municipal Tax Service, State Taxation Administration	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	$164,143,357	233,680	164,377,037
CNOOC (China) Ltd - Tianjin Branch	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	3,235,872	—	3,235,872
China Total			$167,379,229	233,680	167,612,909

Malaysia

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Fees	Community and Social Responsibility	Total
Ketua Pengarah Hasil Dalam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	$239,810,821	—	—	239,810,821
Pengarah Kastam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	17,005,855	—	—	17,005,855
Petroliam Nasional Berhad	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	—	5,819,773	—	5,819,773
	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	In-Kind¹	—	—	170,698	170,698
Bendahari Negeri Sabah	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	41,432,515	—	—	41,432,515
Malaysia Total			$298,249,191	5,819,773	170,698	304,239,662
¹In-kind payments of $170,698 are valued at cost.

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Exhibit 99.1
Other International Segment

Cambodia

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Fees	Total
Ministry of Mines and Energy	Onshore/KH/KH-12/Oil/Natural Gas/Well	USD	$250,250	250,250
Cambodia Total			$250,250	250,250

Corporate and Other Segment

Corporate Entity Level Payments

	Payments in US Dollars (USD)
Government Entity	Project	Payment Currency	Taxes	Total
Internal Revenue Service	Entity Level Payment/US	USD	$756,976,000	756,976,000
Corporate and Other Total			$756,976,000	756,976,000

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